Exhibit 99.1

December 20, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Rica Foods, Inc. which we understand will be filed with the Commission, pursuant to Item 4.02 of Form 8-K, as part of the Company’s Form 8-K report dated December 15, 2005 (copy attached). We agree with the following statement made in Item 4.02(a): “The Audit Committee has discussed with Stonefield Josephson, Inc., the Company’s independent accountant (“Stonefield”), the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).” We also agree with the statements made in Item 4.02(b). We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Stonefield Josephson, Inc.

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